EXHIBIT 10.11

10.11   Lease Agreement between Business Executive Suites of Texas and
CommunicateNow.com, Inc.

                            BUSINESS EXECUTIVE SUITES
                                    OF TEXAS

                       EXECUTIVE OFFICE SERVICE AGREEMENT

This Service Agreement is made and entered into this 06 day of June 2001, by and between BUSINESS EXECUTIVE SUITES OF TEXAS, (hereinafter BEST) and
CommunicateNow.Com Inc., known herein as CLIENT.

    Suite Number;                Suite 200
    Name of Building:            Highpoint Executive Plaza Address: 1603 Babcock
                                 San Antonio. Texas
                                 2.729 acres of land being all of Lot 34
                                 of Highpoint Executive Plaza Subdivision
                                 in Block 5 of New City Block 13661 in
                                 San Antonio, Bexar County, Texas and
                                 Recorded in Volume 8700, Page 125 of
                                 The Bexar County Deed and Plat Records

BEST and CLIENT agree that BEST shall grant to CLIENT for and in consideration of the Service Agreements and fee(s) set forth herein, in common with BEST other clients, a license to use BEST Executive Center facilities and services, in accordance with the terms hereof.

I.      BASIC TERMS: This Section contains the basic terms of this Service
Agreement and all provisions of this Service Agreement are to be read in accord therewith:

A. Base Services: BEST Executive Office Program, as further defined the premises as executive suite number 211 consisting of the use of executive offices complete with professional administrative staff, telephone answering and such other inclusive services are as defined in Exhibit A.

     B.   Additional Services: Access to additional business services for purchase as needed by Client, including secretarial, administrative, telecommunications support and such other services are as defined in
          Exhibit B and C

     C.   The monthly base service fee and additional service fee and additional service fee during the term of this agreement shall be as follows:
                  Beginning June 6, 2001 thru September 3O. 2001.

     D.   Monthly Base Services Fee: $ 47.00 per month

     E.   Sales Tax:
                As set forth on Exhibit B   $7.48 per month
                Additional Services Fees:
                As set forth on Exhibit B  $95.00 per month
                Subtotal Per Month:       $577.48 per month

     F.   Refundable Long Distance Service Retainer (One Time Fee): $50.00

     G.   Start Up Fee (One Time Fee): $225.00 (Non-refundable)

     H.   Refundable Services Retainer: $570.00

     I.   Prorated Rent for the Month of June: $465.75

     Amount Due upon Move In; $1310.75 (Includes first months base and additional fee. long distance service retainer, start up fee and refundable service retainer.

2.   OFFICE: Client shall, as part of the Base Services, be granted a license to use the Office and shall have access to the Office twenty-four (24) hours a day, seven (7) days a week. BEST agrees to provide office cleaning, maintenance services, electric heating and air conditioning to the Office for normal office use in such reasonable quantities and during such reasonable hours as shall be determined by BEST or the Building. In addition, Client will have reasonable use of BEST common area facilities. Client shall use the Office and common areas of the BEST Executive Business Center solely for general office use in the conduct of the Client's business, in compliance with the terms of this Agreement and all applicable laws, statutes (including zoning) rules and regulations, without the need for any variance, conditional use permit or other exception.

If, for any reason whatsoever, BEST is unable to provide use of the Office or a mutually agreed upon alternative Office at the time herein agreed, Client may either extend the Commencement Date until the Office becomes available or, as its sole remedy for such failure, cancel and terminate this Service Agreement if the use of the Office is not available to Client within five (5) business days after written notice to BEST by Client, in which case any prior payments shall be fully refunded. No such failure to provide use of the Office shall subject
BEST to any liability for loss or damage, nor affect the validity of this
Service Agreement or the obligations of the Client hereunder.

BEST will have the right to relocate Client to another office in the BEST
Executive Business Center, and to substitute such other office for the Office licensed hereby, provided such other office is substantially similar in area and configuration to Client's contracted office and provided Client shall incur no increase in the Monthly Base Services Fee or any relocation cost or expense.

3.   SERVICES: BEST agrees, in consideration of the Monthly Basic Service
Fees, to provide Base Services to Client as described in Exhibit A. From time to time during the term, payable in accordance with Section 7 below, BEST may, at its option, make other services available to Client of the nature described in
Exhibit B. at fees that are from time to time established by BEST. BEST shall be under no obligation to provide Exhibit B services if the monthly cost thereof exceed the Refundable Services Retainer. In the event Client is in default of this Office Service Agreement, BEST may, at its option, cease furnishing any and all services including telephone services.

Client will not offer to any party in the BEST Executive Business Center or the
Building, any of the services that BEST provides to its clients including, but not limited to, the services described in Exhibit A or B.

BEST will answer all incoming telephone calls, unless otherwise mutually agreed, during normal business hours, as determined by BEST. Answering service will be limited to normal business communications, excluding inbound telemarketing and advertising response, which required pre-approval by BEST and shall be subject to fees established from time to time by BEST.

Client will use only telecommunications systems and services as provided by
BEST. Client will pay to BEST a monthly equipment rental fee for the use of each telephone instrument and voice lines. In the event BEST discontinues the offering of long distance service, Client will provide its own long distance service through a locally accessed long distance carrier.

Client acknowledges that due to the imperfect nature of verbal, written and electronic communications, neither BEST nor any of its officers, directors, employees, shareholders, partners, agents or representatives shall be responsible for damages, direct or consequential, that may result from the failure of BEST to furnish any service, including but not limited to the service of conveying messages, communications and other utility or services required under this Service Agreement or agreed to by BEST. Client's sole remedy and
BEST'S sole obligation for any failure to render any service, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to Client's billing in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues. Client expressly waives, and agrees not to make any claim for damages, direct or consequential, arising out of any failure to furnish any utility, service or facility, any error or omission with respect thereto, or any delay interruption of the same;

4.   REFUNDABLE SERVICES RETAINER: Upon execution of the Service Agreement.
Client agrees to pay in advance together with the first month's basic service charge in the amount of$570.00. If this Service Agreement should commence on a date other than the first day of the month, the prorated payment for the partial month shall also be payable upon execution hereof. Client agrees to give written notice at least sixty (60) days prior to the End of Initial Term (90 days if
Client has licensed the use of three or more offices) days written notice to the
Suite's Manager of his desire to terminate this Service Agreement at the end of this Service Agreement term. This is not intended to grant Client any right or option to renew this Service Agreement but is only intended to provide BEST with notice of Client's intention to terminate this Service Agreement. Provided
Client is not in default, the Refundable Service Retainer will be returned to
Client 45 days after the expiration of this Service Agreement. SERVICE RETAINERS
MAY NOT BE USED AS LAST MONTH'S FEE BY CLIENT.

LONG DISTANCE RETAINER: BEST may provide long distance service as apart of the
Additional Services offered to Client, on the first day of each month during the term, Client shall estimate monthly usage and deposit an amount in cash equal to same with BEST. If at anyone time Client's long distance monthly charges exceed the amount deposited with BEST, Client shall immediately deposit an additional retainer of which the additional retainer sums amount shall be at the sole discretion of BEST. Provided herein, if Client neglects to deposit additional retainer in sums determined by BEST, Best shall have no further obligation to provide long distance service to Client and furthermore BEST shall have the option to terminate any future long distance basic services to Client without terminating this Service Agreement.

     DURATION OF SERVICE AGREEMENT: upon the End of Initial Term, or any extension thereof, the term of this Service Agreement and the license herein granted shall be automatically extended for the same period of time as the
Initial Term, upon the same terms and conditions as contained herein (subject to the escalation of Monthly Base Services Fee as provided in Section 7 below), unless either party gives notice to the other in writing to the contrary at least sixty (60) days prior to the End of Initial Term (90) days if Client has licensed the use of three or more offices.

Upon any termination of this Service Agreement, whether by lapse of time or otherwise, or upon any revocation of Client' s License herein granted, the
Client shall cease all use of the Executive Office, the BEST Executive Business
Center and all services immediately. For each and every month or portion thereof that Client continues use of the Office after the termination of the Service
Agreement by lapse of time or otherwise, without the express written consent of
BEST, Client shall pay BEST an Amount equal to double the Monthly Base Services
Fee computed on a per-month basis for each month or portion thereof that Client continues the use of the Executive Suite Office.

     PAYMENTS AND ESCALATIONS: Client agrees to pay to BEST the Monthly Base
Services Fee plus applicable sales or use taxes, in advance, on the first day of each calendar month during the Initial Term and all extensions thereof, without any deduction, offset, notice or demand. If the Commencement Date shall be other than the first day of a month or end on the last day of a month, fees for any such month shall be prorated. Charges for any Exhibit B service purchased by
Client from BEST shall be due and payable, without demand on the 1st of the month following the order for any such service.

One year after the Commencement Date of this Service Agreement and each and every anniversary date thereafter, the Monthly Base Services Fee will automatically increase by six percent (6%) of the Monthly Base Services Fee due for the month preceding such anniversary date. All Monthly Base Services Fees and other sums payable hereunder shall be payable at the office of BEST or at such other location or to any agent designated in writing by BEST. In addition to any other sums due, Client shall pay monthly late charges equal to five percent (5%) of all amounts that have not been paid to BEST within five (5) days of their respective due dates. The parties agree that such late charges are fair and reasonable compensation for costs incurred by BEST where there is default in any payment due under this Service Agreement.

Upon the execution of this Service Agreement, Client shall pay BEST or its agent the Refundable Services Retainer and the Long Distance Retainer (if long distance service is desired by the Client). The Refundable Services Retainer and the Long Distance Retainer need not be kept separate and apart from other funds of BEST, no interest shall be paid thereon, and may be used by BEST to provide
Exhibit A and B: services under this Service Agreement. In addition to the
Refundable Services Retainer and the Long Distance Retainer, Client will, upon execution hereof, pay to BEST the Monthly Base Services Fee for the first full month of the Initial Term.

Client agrees that the Refundable Services Retainer shall not be used by Client as payment for the Monthly Base Services Fee for the last month of the Initial
Term, or any extension thereof. In the event Client defaults in the performance of any of the terms hereof, BEST may terminate this Service Agreement and the license here in granted and may also use, apply or retain the whole, or any part, of the Refundable Services Retainer for the payment of any service fee or any other payment due hereunder, or for payment of any other sum that BEST may spend by reason of Client's default. If Client shall, at the end of the term of this Service Agreement, have fully and faithfully complied with all of the terms and provisions of this Service Agreement, and surrendered all keys, access cards and building passes, the Refundable Services Retainer, or any balance thereof, shall be returned to Client within forty-five (45) days thereafter.

     DAMAGES AND INSURANCE: Client will not alter, damage or deface the furnishings, walls, floors or ceilings, nor make holes for the handing of pictures or make or suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Office or the common area facilities. Client will not cause damage to any part of the Building or the property of BEST or disturb the quiet enjoyment of any other licensee or occupancy of the Building.
At the termination of this Service Agreement, the Office shall be in as good condition as when Client commenced the use thereof, normal wear and tear excepted. Client agrees to pay for repainting if needed not to exceed Two
Hundred Fifty Dollars ($250.00) per Office. BEST Client pays to repaint. DB

BEST will have the right, at any time and from time to time, to enter the Office to inspect the same, to make such repairs and alterations as BEST reasonably deems necessary, and the cost of any such repair resulting from the act or omission of Client shall be reimbursed to BEST by Client upon demand. BEST shall have the right to show the Office to prospective Clients, provided BEST will use reasonable efforts not to disrupt Client's business.

Best and its respective directors, licensers, officers, agents, servants and employees shall not, to the extent permitted by law, except upon the affirmative showing of BEST'S gross negligence or willful misconduct, be liable for, and
Client waives all right of recovery against such entities and individuals for any damage or claim with respect to any injury to person or damage to, or loss or destruction of any property of Client, its employees, authorized persons and invitees due to any act, omission or occurrence in or about the BEST Executive
Business Center or the Building. Without limitation or any other provision hereof, each Client hereby agrees to indemnify, defend and hold harmless BEST, and officers, directors, employees, shareholders, partners, agents and representative from and against any liability to third parties arising out of, in the case of Client as an indemnifying party, Client's use and occupancy of the Office or any negligent act or omission of Client or Client's officers, directors, employees, shareholders, partners, agents, representatives, contractors, customers or invitees. Subject to the foregoing, Client assumes all risk of loss with respect to all personal property of Client, its agents employees, contractors, and invitees, within or about the BEST Executive
Business Center or the Building. Client acknowledges that it is the Client's responsibility to maintain insurance to cover the risks set forth in this paragraph.

Client agrees to carry during the entire term commercial general liability insurance with limits of not less than $100,000.00 combined single limit for personal injury, including bodily injury and death or property damage liability and containing a contractual liability endorsement. Client agrees to name BEST as an additional insured on this policy. Client agrees to carry all risk insurance for the full replacement value covering all of Client's goods and merchandise and any personal property of Client located on or within the office.
A deductible of not more than $1,000.00 will be permitted for all risk insurance. All insurance required hereunder shall be with companies approved by
Best and licensed to do business in the State of Texas.

BEST and Client each hereby waive any and all rights of recovery against the other, or against the directors, licensers, officers, agents, servants and employees of the other, for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is covered by any insurance policy.

If the BEST Executive Business Center is made unusable, in whole or in part, by fire or other casualty, BEST may, at its option, terminate the Service Agreement upon notice to Client, effective upon such casualty, or may elect to repair, restore or rehabilitate, or cause to be repaired, restored or rehabilitated, the
BEST Executive Business Center, without expense to Client, within ninety (90)
days or within such longer period of time as may be required because of events beyond Best's control. The Monthly Base Services Fee shall be abated on a per diem basis for the portions of the Office that are unusable.

     DEFAULT: Client shall be deemed to be in default under this Service
Agreement: (a) if Client defaults in the payment of the Monthly Base Services
Fee or other sums due hereunder or (b) if Client defaults in the prompt and full performance of any other provision of this Service Agreement and any such default continues in excess of five (5) business days after written notice by
BEST.

Upon the occurrence of any event of default hereunder, Best shall have the option to pursue anyone or more of the following remedies without any notice or demand whatsoever:

     Terminate this Agreement, in which event Client shall immediately surrender possession of the Office to BEST, and if Client fails to do so, BEST may, without prejudice to any other remedy which it may have for possession or arrearages in fees due hereunder, enter upon and take possession of the
     Office and expel or remove Client and any other person who may be occupying the Office, or any part thereof, by force if  necessary, without being liable to prosecution or for any claim for damages; and Client agrees to pay to BEST on demand the amount of all loss and damage which BEST may suffer by reason of such termination;

     2.  Enter upon and take possession of the Office and expel or remove the
     Client and any other persons who may be occupying the Office, or any part thereof, by force if necessary, without being liable to prosecution or for any claim for damages, and enter into a service agreement for the use of the Office by others, as Client's agent, and receive fees therefore, and
     Client agrees to pay BEST on demand any deficiency that may arise by reason of such relating;

     Enter upon the Premises, without being liable to prosecution or for any claim for damages, and do whatever Client is obligated  to do under the terms of this Agreement; and Client agrees to reimburse BEST on demand for any expenses which Best may incur and thus affecting compliance with
     Client's obligations hereunder; and/or;

     Accelerate the entire amount of Monthly Base Services Fees due hereunder, in which event such amounts shall be immediately due and payable by Client to BEST.

In the event Client fails to pay any installment of fees due hereunder within ten (10) days after the date due, Client shall pay to Best on demand, a late charge of 6% of the added expenses incurred by BEST in handling delinquent payments, and the failure to pay such amount within three (3) days after demand thereof shall be an event of default hereunder. The provisions for such late charges shall be in addition to all of Best's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Best's remedies in any manner.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or at equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any fees due to BEST hereunder or of any damage accruing to BEST by reason of the violation of any of the terms, provisions and covenants herein contained. Forbearance by BEST to enforce one or more of the remedies herein provided upon the occurrence of an event of default shall not be deemed or construed to constitute a waiver of such defaults. BEST's acceptance of the payment of any fees due hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless BEST so notifies
Client in writing.

Client agrees to pay all costs and expenses, including reasonable attorneys fees, expended or incurred by BEST in connection with the enforcement of this
Service Agreement, the collection of any sums due hereunder, any action for declamatory relief in any way related to this Service Agreement, or the protection or preservation of any rights of BEST hereunder.

     RESTRICTIONS: In no event will Client bring a telex, postage meter, phone equipment or equipment into BEST Executive Business Center without BEST's prior written approval.

Client agrees that during the term of this Service Agreement and within one (I)
year of the termination of this Service Agreement, neither Client nor any of its principals, employees or affiliates will hire directly or as an independent contractor, any person who is at that time, or was during the term of this
Service Agreement, an employee of BEST. In the event of a breach of any obligation of Client contained in this paragraph, Client shall be liable to BEST for, and shall pay to BEST, on demand, liquidated damages in the sum of twenty-five percent (25%) of the annual compensation of each employee solicited and so hired with respect to whom such breach shall occur, it being mutually agreed that the actual damage that would be sustained by BEST as the result of any such breach would be, from the nature of the case, extremely difficult to fix and that the aforesaid liquidated damage amount is fair and reasonable.

     ENTIRE AGREEMENT: This is the only agreement between the parties. No other
Agreements are effective. All amendments to this Service Agreement shall be in writing and signed by all parties. Any other attempted amendment shall be void.
The invalidity or unenforceability of any provision hereof shall not affect the remainder hereof.

All waivers must be in writing and signed by the waiving party. BEST's failure to enforce any provision of this Service Agreement or its acceptance of fees shall not be a waiver and shall not prevent BEST from enforcing any provision of this Service Agreement in the future. No receipt of money by BEST shall be deemed to waive any default of Client or to extend, reinstate or continue the term hereof.

All schedules and Addenda attached hereto are hereby incorporated herein by this reference. The laws of the State in with the BEST Executive Business Center is located shall govern this Service Agreement. All parties signing this Service
Agreement as a partnership or cosigning individuals shall be jointly and severally liable for all obligations of Client.

Client represents and warrants to BEST that there are no agents, brokers, finders or other parties except ---------------------None----------------- with whom Client has dealt who are or may be entitled to any commission or fee with respect to this Service Agreement.

     MISCELLANEOUS:  Neither Client nor anyone claiming by, through or under
Client shall assign this Service Agreement or permit the use of any portion of the BEST Executive Business Center by any person other than Client; provided, however, Client may assign this Service Agreement to an affiliated corporation of Client. In the event of any such permitted assignment, Client shall not thereby be relieved of any of its obligations under this Service Agreement.

RULES AND REGULATION: Client's employees and guests will conduct themselves in a businesslike manner; proper business attire will be worn at all times; the noise level will be kept to a level so as not to interfere with or annoy other clients and Client will abide by BEST's directives regarding security, keys, parking and other such matters common to all occupants.

Client agrees to use chair mats and desk pads in the office(s) and any damage from failure to use the same will be the responsibility of Client. Client will not affix anything to the windows, walls or any other part of the Office(s) or the BEST Executive Business Center or make alterations or additions to the
Office(s) or the BEST Executive Business Center without the prior written consent of BEST.

Client will not prop open any corridor doors, exit doors or door connecting corridors during or after business hours.

Client can only use public areas with the consent of BEST and those areas must be kept neat and attractive at all times. All corridors, halls, elevators and stairways shall not be obsb1lcted by Client or used for any purpose other than egress and ingress. No advertisement or identifying signs, other than provided by BEST, or other notice shall be inscribed, painted, or affixed on any part of the corridors, doors or public areas.

Client shall not, without BEST's prior written consent, store or operate in the
Office(s) or the BEST Executive Business Center any computer (except a personal computer) or any other large business machine, reproduction equipment, heating equipment, stove, radio, stereo equipment or other mechanical amplification equipment, vending or coin operated machine, refrigerator or coffee equipment, or conduct a mechanical business therein, do any cooking therein, or use or allow to be used in the Building, oil burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed hazardous on account of fire or any explosives shall be brought in the BEST Executive Business Center. No offensive gases odors or liquids will be permitted.

The electrical current shall be used for ordinary lighting purposes only unless written permission to do otherwise shall first have been obtained from BEST at an agreed cost to Client.

If Client requires any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at Client's expense by the personnel designated by BEST.

Client may not conduct business in the hallways, reception area or any other area except in its designated Office(s) without the prior written consent of
BEST.

Client will bring no animals other than seeing-eye dogs in the company of blind persons into the Building.

Client shall not remove furniture, fixtures or decorative material from the
Office(s) without the written consent of BEST and such removal shall be under the supervision and regulations of the BEST Executive Business Center.

Client will not use the BEST Executive Business Center for manufacturing or storage of merchandise except as such storage may be incidental to general office purposes.

Client will not occupy or permit any portion of the BEST Executive Business
Center to be occupied or used for the manufacture, sale, gift or use of liquor, narcotics or tobacco in any form.

Client will not use the Office(s) for lodging or sleeping or for any immoral or illegal purposes.

No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the BEST Executive Business Center by Client nor shall any changes be made on existing locks or the mechanisms thereof.

Client shall, before leaving the Office(s) unattended for an extended period of time, close and securely lock all doors and shut off all lights and other electrical apparatus. Any damage resulting from failure to do so shall be paid by Client.

Canvassing, soliciting and peddling in the Building are prohibited and Client shall not solicit other clients for any business or other purpose without the prior written approval of BEST.

All property belonging to Client or any employee, agent or invitee of Client shall be at the risk of such person only and BEST shall not be liable for damages thereto or for theft or misappropriation thereof.

If Client does not remove any property belonging to Client from the BEST
Executive Business Center by the end of the term, at the option of BEST, Client shall be conclusively presumed to have conveyed such property to BEST under this
Service Agreement as a bill of sale without further payment or credit by BEST to
Client and BEST may remove the same and Client shall pay BEST all costs of such removal upon demand.

Smoking shall be prohibited in all public areas, including conference and training rooms. No smoking shall be permitted at any time in any area of the
BEST Executive Business Center (including open offices and workstations); BEST
Business Executive Business Center and the entire Building has been designated non- smoking, BEST shall have no responsibility to Client for the violation or non-performance by any other BEST clients of any of the Rules and Regulations but shall use reasonable efforts to uniformly enforce all Rules and Regulations.

     NOTICES: All notices hereunder shall be in writing. Notices to Client shall be deemed to be duly given if delivered personally to one of Client's officers or mailed by registered or certified mail, postage prepaid, addressed to Client at premises.

Notice to CLIENT shall be deemed to be duly given if mailed by registered or certified mail, postage prepaid to CommunicateNow.com, Inc. as follows:

                        2015 Birdcreek Terrace, Suite 101

                                Temple, TX 76502

                     254-771-0999 (or fax 1053) Dennis Bash

Notice to BEST shall be deemed to be duly given if mailed by registered or certified mail, postage prepaid, to BEST Executive Business Center as follows:
Business Executive Suites of Texas

                             1603 Babcock, Suite 200

                            San Antonio, Texas 78229

THIS AGREEMENT IS NOT INTENDED TO CREATE A LEASE OR ANY OTHER INTEREST IN REAL
PROPERTY IN FAVOR OF THE CLIENT, BUT MERELY CREATES A REVOCABLE LICENSE IN
ACCORDANCE WITH THE TERMS HEREOF: This Service Agreement grants Client the license to use the BEST Executive Business Center and the Office for the
specific purposes herein set forth without diminution of the legal possession or control thereof by BEST and shall be revocable at the option of BEST upon the destruction of the BEST Executive Business Center or the breach by Client of any term or condition herein set forth. This Service Agreement is subject and subordinate to any underlying lease or contract of the Building or of the premises comprising the Office or the BEST Executive Business Center as such lease or contract may be amended from time to time (such underlying lease or contract together with any amendments, is hereinafter referred to as the Master
Lease). This Service Agreement shall terminate simultaneously with the termination of the BEST Executive Business Center operation for any reason.
Client is not a party to nor shall Client have any rights under the Master
Lease.

Client acknowledges that BEST Executive Business Centers will comply with U.S.
Postal Service regulations regarding Client mail and, upon termination of this
Service Agreement, it will be Client's responsibility to notify all parties of termination of the use of the above described address, assigned telephone number, telex and facsimile numbers. For a period of thirty (30) days after the termination of this Service Agreement, BEST will, at Client's written request and cost, provide Client's new telephone number and address to all incoming callers and will hold or forward to Client once a week all mail, packages, facsimiles and telexes.

BEST may assign this Service Agreement and any fees hereunder and Client agrees to attorn to any such assignee.

IN WITNESS THEREOF, the parties have executed this Service Agreement as of the respective dates indicated below:

           BEST                                            CLIENT

Business Executive Suites of Texas          CommunicateNow.com, Inc

By: _______________                         By: _________________

Name:             _______                   Name: Dennis Bash____
------------------                                -----------------
Title:                                      Title: V.P. Operations & Technology
----------------------------                ------------------------------------
Date:                                       Date: 6-5-01
---------------------------                 -------------
PERSONAL GUARANTEE:

For value received, the undersigned does hereby unconditionally and irrevocably guarantee the prompt payment and full performance of all terms, covenants, conditions and agreements as contained herein.

By: N/A
--------

                                    EXHIBIT A
                                  Base Services
Individual Executive Office
Personalized Telephone Answering of Incoming Calls
Furnished and Decorated reception Area
Professional Receptionist/ Message Center Secretary, and Office Manager
Use of Furnished, Conference Rooms (8 hours per month at no charge)
Prestigious Business Address
Janitorial Service
Sales Tax         (On all applicable services at regulated Government Rates)

                                    EXHIBIT B

                          Additional Optional Services

Word Processing Services
Secretarial Services Facsimile Services
Voice Messaging Service
Copy and Binding Services
Outgoing Mail & Express Delivery Services
Office Furniture
Printing & Office Supplies
Miscellaneous Purchasing Services
Catering & Beverage Services                 ACCEPTED                   $ 20.00
Telephone Instrument                         ACCEPTED                   $ 40.00
Telephone Line (Dial tone)                   ACCEPTED                   $ 35.00
Voicemail
Facsimile Line
Minimum of $.17 cents per minute for all
         Interstate & Intrastate & International
         Long Distance Telephone            ACCEPTED

Internet Service
Excess Message Usage
Excess Conference Room Usage Notary Services
Reserved Parking

Sales Tax (7.875%)                          ACCEPTED           $ 7.48

Optional additional services shall be provided by (BEST) at fair market service fees, which are subject to change without notice. Services and the charges thereof will be amicably agreed to by (BEST) and client before the work or services shall commence.

                                   EXHIBIT "C"

                              Acceptable Use Policy

     Introduction
Business Executive Suites of Texas, Acceptable Use Policy ("AUP") for B.E.S.T.
Products and Services is designed to help protect B.E.S.T., as well as B.E.S.T.
customers and the Internet community in general fraud, abuse of resources, and irresponsible or illegal activities.

As an Internet Service Provider, it is not practical for Business Executive
Suites of Texas to monitor the content of information passing through its network. Business Executive Suites of Texas exercises no control whatsoever over the content of any information passing through its network and is not responsible for damages customer may suffer for any reason. The person and organizations, including Business Executive Suites of Texas customers, who publish materials and information which are accessible through the Business
Executive Suites of Texas networks are solely responsible for the content of such materials and information, and are solely responsible to know and comply with all laws applicable to the publication of such materials and information.
Business Executive Suites of Texas will cooperate with the legal authorities in the investigation of any suspected criminal or civil infringements.

As stated in the terms and conditions for Business Executive Suites of Texas
Products and Services, Business Executive Suites of Texas has the right to suspend or terminate the account of an offending customer or take other action as Business Executive Suites of Texas deems appropriate without notice.

     Customer Responsibilities
Commercial Services are intended solely for the use of the contract holder and its' corporate affiliates and/or subsidiaries which are connected by LAN, W AN or remote access applications, and may not be re- sold to or used by any outside entity without prior written consent from Business Executive Suites of Texas.
ISP/Resellable Services are intended for customers who intend to resell Products and Services to third parties. Each Business Executive Suites of Texas is responsible for the activities of its customer base or end-users and, by accepting service from Business Executive Suites of Texas, agrees to inform its customers and/or end-users of this AUP or its own Acceptable Use Policy.
Complaints about customers or end-users of an Business Executive Suites of Texas customer will be forwarded to the Business Executive Suites of Texas customer's technical contact for action. If the offending activity continues, then the
Business Executive Suites of Texas customer's Products and Services may be subject to termination or other action as Business Executive Suites of Texas deems appropriate without notice.

Acceptable Use Guidelines

Business Executive Suites of Texas services are only to be used for lawful purposes. Customers may not transmit, retransmit or store material in violation of any Federal or state laws or regulations, including, but not limited to, obscenity, indecency, defamation or infringement of trademark or copyright.
Business Executive Suites customers may not, nor may they permit or assist others to abuse fraudulently use Business executive Suites of Texas Products and
Services, including but not limited to the following activities:

Child Pornography: It is illegal under Federal child exploitation statutes to possess, produce, receive, transport or distribute by any means, including computer, visual depictions of" sexual intercourse" and/or " sexually explicit conduct" involving children. Business Executive Suites of Texas will not tolerate any use of its Products and Services surrounding these activities.

Denial of Service: Knowingly engaging in any activities that will cause a denial-of-service (e.g., synchronized number sequence attacks) to any user, host or network.

Distribution of Viruses: Intentional distribution of software that attempts to and/or causes damage or annoyance to persons, data, and/or computer systems are prohibited.

Email / Message Forging: Forging any message header, in part or whole, of any electronic transmission, originating or passing through the Business Executive
Suites of Texas network is in violation of this AUP.

Email Spamming or Mailbombing: Transmitting of unsolicited Email to multiple recipients, sending large amounts of Email repeatedly to a person to harass or threaten, or attempting to use Business Executive Suites of Texas servers as a mail drop or name server for SPAM will not be tolerated. Such offenses negatively impact system performance and are an abuse of Internet resources.
Each abuse will be billed at $500 per message/recipient, and may result in suspension or termination of service. Sending unsolicited bulk Email from another provider advertising or implicating any service hosted or provided by
Business Executive Suites of Texas, including without limitation Email, web, FTP and DNS services, is prohibited and may result in suspension or termination of service.

Fraudulent Activities: Fraud is an intentional misrepresentation or misleading statement, writing or activity made with the intent that the person receiving it will act upon it, or, obtaining or attempting to obtain service by any means or device with intent to avoid payment.

Hacking or "Spoofing": Business Executive Suites of Texas will not tolerate any customer or end- user attempting to access any computer resource not belonging to that user, or attempting to penetrate security measures of other systems, whether or not the intrusion results in corruption or loss of data.

Network Sabotage: Any use of Business Executive Suites of Texas Products and
Services to interfere with the use of Internet resources or the Business
Executive Suites of Texas network by other customers or end-users.

Pyramid Schemes: Posting of such scams may result in legal inquiries, suspension and/or termination of service.

Unlawful Acts: Any use of Business Executive Suites of Texas and Services to
violate the law or in aid of any unlawful act is strictly prohibited.

Usenet Spamming: Posting of messages to newsgroups that are irrelevant, blanket posting of messages to multiple newsgroups, and the posting of harassing and/or threatening messages will not be tolerated.

Facilitating a Violation of this AUP: Advertising, transmitting, or otherwise making available any software, program, product, or service that is designed to violate this AUP, which includes the facilitation of the means to spam, initiation of pinging, flooding, mailbombing, denial of service attacks, and piracy of software.

Violations and Enforcement

At Business Executive Suites of Texas sole discretion, violations may result in a warning to the other offender, suspension of service and/or termination of service. Business Executive Suites of Texas will enforce this AUP according to the severity of the offense and violator's history of prior AUP infringements.
Repeated offenses will result in immediate termination of service.

Business Executive Suites of Texas has no practical ability to monitor all conduct, communications, or content which might violate this AUP prior to its transmission on the Business Executive Suites of Texas network but may do so at its discretion. Therefore, Business Executive Suites of Texas does not assume liability for violation of the aforementioned infringements.

Business Executive Suites of Texas reserves the right to modify this AUP at any time without prior notification to customers.